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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]






                                                               December 18, 2003



Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

Ladies and Gentlemen:

                  In connection with the registration of $154,214,982 in proposed maximum aggregate offering price of shares of common stock, par value $0.01 per share (the "Common Stock"), of Franklin Bank Corp. (the "Company") under the Securities Act of 1933, as amended, on Form S-1 (the "Offering") filed with the Securities and Exchange Commission (the "Commission") on December 18, 2003 pursuant to Rule 462(b) under the Act (as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the matters described herein.

                  In connection with the delivery of this opinion, we have examined originals or copies of the amended and restated certificate of incorporation of the Company, as approved by the board of directors and stockholders of the Company (the "Amended and Restated Certificate of Incorporation"), the amended and restated bylaws of the Company, as approved by the board of directors and stockholders of the Company (the "Amended and Restated Bylaws"), the Registration Statement, resolutions adopted by the Board of Directors and stockholders of the Company, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the shares of Common Stock to be issued in the Offering (the "Shares"). With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

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Franklin Bank Corp.
December 18, 2003
Page 2


                  Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor of the consideration specified in the Registration Statement, in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, State of New York and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware).

                  We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,



                                /s/ WACHTELL, LIPTON, ROSEN & KATZ